SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 11, 1997
                        (Date of earliest event reported)


                                   AMNEX, INC.
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               (Exact name of Registrant as specified in charter)


   New York                           0-17158               11-2790221
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of  incorporation)                                   Number)



  6 Nevada Drive, Lake Success, New York                         11042
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  (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (516) 326-2540

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Item 5. Other Events.

     On September 11, 1997, AMNEX, Inc. (the "Company") issued a press release (the "September 11 Press Release") announcing that it had signed a Purchase Agreement for an offering of 8-1/2% Convertible Subordinated Notes Due 2002 (the "Notes") in the principal amount of $15,000,000, with an over-allotment option of $8,000,000. On September 30, 1997, the Company announced that it had issued Notes in the aggregate principal amount of $15,000,000 pursuant to the Purchase Agreement. The sale was made to certain institutional investors in the United States and certain investors outside the United States. The Notes will be convertible into common shares, par value $.001 per share, of the Company ("Common Shares"), commencing 90 days following issuance, at a conversion price of $2.7844 per share. The securities offered were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company has agreed to grant certain registration rights with respect to the resale of the Notes and the underlying Common Shares. Application has been made to list the Notes on the Luxembourg Stock Exchange. A substantial portion of the net proceeds of the offering was used to repurchase certain outstanding convertible promissory notes and preferred shares, par value $.001 per share, of the Company and to prepay certain other outstanding promissory notes of the Company, in each case held by clients of Friedli Corporate Finance AG (the "Friedli Client Repurchases").

     Concurrently with the Friedli Client Repurchases, pursuant to a Note Purchase Agreement, dated as of June 10, 1997, Francesco Galesi, a director of the Company, acquired from certain clients of Friedli Corporate Finance AG certain convertible promissory notes of the Company in the aggregate principal amount of $404,000 for an aggregate purchase price of $3,863,000, and, pursuant to the terms of the acquired notes, converted the principal amounts thereof, together with accrued interest thereon of approximately $140,000, into approximately 2,700,000 Common Shares. The Common Shares acquired by Mr. Galesi are subject to a one year lock-up agreement with the initial purchaser of the Notes.

     In the September 11 Press Release, the Company also announced that it had obtained a $5,000,000 revolving line of credit from The CIT Group/Credit Finance, Inc. (the "Line of Credit"). The Line of Credit provides for borrowings based on a percentage of eligible receivables (between 50% and 85%) and interest at a rate equal to the prime rate plus 1% per annum. Repayment of the Line of Credit is secured by certain trade receivables and other assets. The Company has drawn down approximately $3,000,000 against the Line of Credit, of which $2,000,000 was used to repay a loan made to the Company in June 1997 by an irrevocable trust established by Mr. Galesi, in accordance with the terms of the loan. Any future drawdowns against the Line of Credit are dependent upon an increase in eligible receivables.

     On September 18, 1997, the Company borrowed $500,000 for working capital purposes from Rotterdam Ventures, Inc. ("Rotterdam"), a company wholly owned by Mr. Galesi. The note evidencing the loan (the "$500,000 Note") provides for interest at the rate of 10% per annum and the payment of the principal amount thereof on September 18, 1998. Payment of the $500,000 Note is secured by a security interest in certain payphones owned by one of the Company's subsidiaries.


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     On September 30, 1997,  the Company  borrowed an  additional  $800,000 from
Rotterdam for use in satisfying a portion of certain claims against the Company by National Telecom USA, Inc. The note evidencing the loan is unsecured and provides for interest at the rate of 6% per annum and the payment of the principal amount thereof on September 30, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     99.1 Press  Release,  dated  September 11, 1997

     99.2 Press Release, dated September 30, 1997




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   AMNEX, INC.


Dated: October 2, 1997                             By:/s/ Alan J. Rossi
                                                      Alan J. Rossi
                                                      Chairman of the Board



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